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                                                                    EXHIBIT 99.2


                        [LETTERHEAD OF WESTERN DIGITAL]

Company Contact:                                                    News Release
Robert J. Blair
714.932.7834
bob.blair@wdc.com

FOR IMMEDIATE RELEASE
---------------------

                     WESTERN DIGITAL ANNOUNCES OFFERING OF
                      CONVERTIBLE SUBORDINATED DEBENTURES

IRVINE, CA -- February 5, 1998 -- Western Digital Corporation (NYSE:WDC) announced today that it intends, subject to market and other conditions, to raise up to approximately $275 million (excluding the proceeds of an over-allotment option, if any) through a private offering of zero coupon convertible subordinated debentures to certain qualified institutional investors. The Company stated that it intends to use the net proceeds of the offering for general corporate purposes, including working capital. No other terms were disclosed.

     The offered securities will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities law or available exemptions from such registration requirements. Sale of the debentures is subject to market and other conditions, and there can be no assurance that any debentures will be sold or that the net proceeds of any sale will not be lower than anticipated.

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